Exhibit 23(g)


                        AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of June14, 2001, by and between The Preferred Group of Mutual Funds (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of June 23, 1992, (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the Preferred Asset Allocation Fund, Preferred Fixed Income Fund, Preferred Large Cap Value Fund, Preferred Large Cap Growth Fund, Preferred Mid Cap Growth Fund, Preferred International Growth Fund, Preferred International Value Fund, Preferred Short-Term Government Securities Fund, Preferred Money Market Fund, and Preferred Small Cap Growth Fund subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

     I. Article 3 of the Contract is hereby deleted, and Articles 4 through 19 (including internal references to such Articles) of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 20, respectively.

     II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3. Provisions Relating to Rules 17f-5 and 17f-7

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3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. The Custodian as Foreign Custody Manager.

     3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The

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Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Forty-five days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.2.3 Scope of Delegated Responsibilities:

     (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1), as amended from time to time.

     (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2), each as amended from time to time.

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     (c) Monitoring. In each case in which the Foreign Custody Manager maintains
Foreign Assets with an Eligible Foreign Custodian selected by the Foreign
Custody Manager, the Foreign Custody Manager shall establish a system to monitor
(i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian under Rule 17f-5(c)(1) and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board, or at its delegation, the Fund's investment manager or investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

     3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change, as required by Rule 17f-5(b)(2).

     3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it hereunder, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of foreign assets of management investment companies registered under the 1940 Act would exercise.

     3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

     3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the nonterminating party. Termination of the Custodian as Foreign Custody Manager will become effective forty-five (45) days after receipt by the non-terminating party of such notice. The

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provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3  Eligible Securities Depositories.

     3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto, as amended from time to time, in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7. Custodian shall notify the Fund if and when a foreign securities depository no longer meets the definition of Eligible Securities Depository as set forth in Rule 17f-7(b)(1).

     3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

3.4 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian hereunder.

4.2 Holding Securities. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so

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held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub- Custodian or of other customers of such Foreign Sub-Custodian.

4.3 Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4 Transactions in Foreign Custody Account.

    4.4.1 Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

    (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

    (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the

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          issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

   (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) in connection with the lending of foreign securities; and

    (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     4.4.2 Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

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     (v)  in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

    (vii) in connection with the borrowing or lending of foreign securities;
          and

   (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3 Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5 Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and, provided that a nominee does not act negligently, the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund, on behalf of the applicable Portfolio, cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such

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Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7 Collection of Income . The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which any Portfolio shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9 Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10 Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage,

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cost, expense, liability or claim if and to the extent that the applicable
Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11 Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12 Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                   STATE STREET BANK and TRUST COMPANY

------------------------
Jean S. Carr                    By:--------------------------------
Assistant Vice President        Name: Joseph L. Hooley
& Associate Counsel             Title: Executive Vice President

WITNESSED BY:                   THE PREFERRED GROUP OF MUTUAL FUNDS


------------------------
Name:                           By:--------------------------------
Title:                          Name:
                                Title:


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                                   STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                 Subcustodian

Argentina               Citibank, N.A.

Australia               Westpac Banking Corporation

Austria                 Erste Bank der Osterreichischen Sparkassen AG

Bahrain                 HSBC Bank Middle East
                        (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh              Standard Chartered Bank

Belgium                 Fortis Bank nv-sa

Benin                   via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Bermuda                 The Bank of Bermuda Limited

Bolivia                 Citibank, N. A.

Botswana                Barclays Bank of Botswana Limited

Brazil                  Citibank, N.A.

Bulgaria                ING Bank N.V.

Burkina Faso            via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Canada                  State Street Trust Company Canada

Chile                   BankBoston, N.A.

People's Republic       Hongkong and Shanghai Banking Corporation Limited,
of China                Shanghai and Shenzhen branches


06/30/01                                1

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                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                 Subcustodian

Colombia                Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica              Banco BCT S.A.

Croatia                 Privredna Banka Zagreb d.d

Cyprus                  The Cyprus Popular Bank Ltd.

Czech R                 epublic Eeskoslovenska Obchodni Banka, A.S.

Denmark                 Danske Bank A/S

Ecuador                 Citibank, N.A.

Egypt                   HSBC Bank Egypt S.A.E.
                        (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia                 Hansabank

Finland                 Merita Bank Plc.

France                  BNP Paribas Securities Services, S.A.

Germany                 Dresdner Bank AG

Ghana                   Barclays Bank of Ghana Limited

Greece                  National Bank of Greece S.A.

Guinea-Bissau           via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Hong Kong               Standard Chartered Bank


06/30/01                                2

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                                   STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                 Subcustodian

Hungary                 Citibank Rt.
                        (converting to Bank Austria Creditanstalt
                        Rt August 10, 2001)

Iceland                 Icebank Ltd.

India                   Deutsche Bank AG

                        Hongkong and Shanghai Banking Corporation Limited

Indonesia               Standard Chartered Bank

Ireland                 Bank of Ireland

Israel                  Bank Hapoalim B.M.

Italy                   BNP Paribas, Italian Branch

Ivory Coast             Societe Generale de Banques en Cote d'Ivoire

Jamaica                 Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                   The Fuji Bank, Limited

                        Sumitomo Mitsui Banking Corporation

Jordan                  HSBC Bank Middle East
                        (as delegate of Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan              HSBC Bank Kazakhstan

Kenya                   Barclays Bank of Kenya Limited

Republic of Korea       Hongkong and Shanghai Banking Corporation Limited

Latvia                  A/s Hansabanka


06/30/01                                     3

                                   STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country                 Subcustodian

Lebanon                 HSBC Bank Middle East
                        (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania               Vilniaus Bankas AB

Malaysia                Standard Chartered Bank Malaysia Berhad

Mali                    via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Mauritius               Hongkong and Shanghai Banking Corporation Limited

Mexico                  Citibank Mexico, S.A.

Morocco                 Banque Commerciale du Maroc

Namibia                 Standard Bank Namibia Limited -

Netherlands             Fortis Bank (Nederland) N.V.

New Zealand             Westpac Banking Corporation

Niger                   via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Nigeria                 Stanbic Merchant Bank Nigeria Limited

Norway                  Christiania Bank og Kreditkasse ASA

Oman                    HSBC Bank Middle East
                        (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan                Deutsche Bank AG

Palestine               HSBC Bank Middle East
                        (as delegate of the Hongkong and Shanghai Banking
                        Corporation Limited)

06/30/01                                 4

                                   STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country                 Subcustodian

Panama                  BankBoston, N.A.

Peru                    Citibank, N.A.

Philippines             Standard Chartered Bank

Poland                  Bank Handlowy w Warszawie S.A.

Portugal                Banco Comercial Portugues

Qatar                   HSBC Bank Middle East
                        (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania                 ING Bank N.V.

Russia                  Credit Suisse First Boston AO - Moscow
                        (as delegate of Credit Suisse First Boston - Zurich)

Senegal                 via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Singapore               The Development Bank of Singapore Limited

Slovak Republic         Eeskoslovenska Obchodni Banka, A.S.

Slovenia                Bank Austria Creditanstalt d.d. - Ljubljana

South Africa            Standard Bank of South Africa Limited

Spain                   Banco Santander Central Hispano S.A.

Sri Lanka               Hongkong and Shanghai Banking Corporation Limited

Swaziland               Standard Bank Swaziland Limited


06/30/01                                        5

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country Subcustodian

Sweden                  Skandinaviska Enskilda Banken

Switzerland             UBS AG

Taiwan - R.O.C.         Central Trust of China

Thailand                Standard Chartered Bank

Togo                    via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Trinidad & Tobago       Republic Bank Limited

Tunisia Banque          Internationale Arabe de Tunisie

Turkey                  Citibank, N.A.

Ukraine                 ING Bank Ukraine

United Arab Emirates    HSBC Bank Middle East
                        (as delegate of the Hongkong and Shanghai Banking
                        Corporation Limited)

United Kingdom          State Street Bank and Trust Company, London Branch

Uruguay                 BankBoston, N.A.

Venezuela               Citibank, N.A.

Vietnam                 The Hongkong and Shanghai
                        Banking Corporation Limited

Zambia                  Barclays Bank of Zambia Limited

Zimbabwe                Barclays Bank of Zimbabwe Limited


06/30/01                                6

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                 Depositories

Argentina               Caja de Valores S.A.

Australia               Austraclear Limited

                           Reserve Bank Information and Transfer System

Austria                    Oesterreichische Kontrollbank AG
                           (Wertpapiersammelbank Division)

Belgium                    Caisse Interprofessionnelle de Depots et de
                           Virements de Titres, S.A.

                           Banque Nationale de Belgique

Benin                      Depositaire Central - Banque de Reglement

Brazil                     Companhia Brasileira de Liquidacao e Custodia

                           Sistema Especial de Liquidacao e de Custodia (SELIC)

                           Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria                   Central Depository AD

                           Bulgarian National Bank

Burkina Faso               Depositaire Central - Banque de Reglement

Canada                     Canadian Depository for Securities Limited

Chile                      Deposito Central de Valores S.A.

People's Republic          Shanghai Securities Central Clearing & Registration
of China                   Corporation

                           Shenzhen Securities Central Clearing Co., Ltd.

Colombia                   Deposito Centralizado de Valores


06/30/01                                        1

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                 Depositories

Costa Rica                 Central de Valores S.A.

Croatia                    Ministry of Finance

                           National Bank of Croatia

                           SrediSnja Depozitarna Agencija d.d.

Czech Republic             Stredisko cennych papiru

                           Czech National Bank

Denmark                 Vaerdipapircentralen (Danish Securities Center)

Egypt                      Misr for Clearing, Settlement, and Depository

Estonia                    Eesti Vaartpaberite Keskdepositoorium

Finland                    Finnish Central Securities Depository

France                     Euroclear France

Germany                 Clearstream Banking AG, Frankfurt

Greece                     Bank of Greece,
                           System for Monitoring Transactions in Securities in Book-Entry Form

                           Apothetirion Titlon AE - Central Securities
                           Depository

Guinea-Bissau              Depositaire Central - Banque de Reglement

Hong Kong                  Central Clearing and Settlement System

                           Central Moneymarkets Unit


06/30/01                                        2

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                 Depositories

Hungary                    Kozponti Elszamolohaz es Ertektar (Budapest) Rt.
                           (KELER)

Iceland                    Iceland Securities Depository Limited

India                      National Securities Depository Limited

                           Central Depository Services India Limited

                           Reserve Bank of India

Indonesia               Bank Indonesia

                           PT Kustodian Sentral Efek Indonesia

Israel                     Tel Aviv Stock Exchange Clearing House Ltd.
                           (TASE Clearinghouse)

Italy                      Monte Titoli S.p.A.

Ivory Coast                Depositaire Central - Banque de Reglement

Jamaica                    Jamaica Central Securities Depository

Japan                      Japan Securities Depository Center (JASDEC)

                           Bank of Japan Net System

Kazakhstan                 Central Depository of Securities

Kenya                      Central Bank of Kenya

Republic of Korea       Korea Securities Depository

Latvia                     Latvian Central Depository


06/30/01                                3

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                 Depositories

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                           Banque du Liban

Lithuania               Central Securities Depository of Lithuania

Malaysia                Malaysian Central Depository Sdn. Bhd.

                           Bank Negara Malaysia,
                           Scripless Securities Trading and Safekeeping System

Mali                       Depositaire Central - Banque de Reglement

Mauritius               Central Depository and Settlement Co. Ltd.

                           Bank of Mauritius

Mexico                     S.D. INDEVAL (Instituto para el Deposito de Valores)

Morocco                 Maroclear

Netherlands                Nederlands Centraal Instituut voor
                           Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                New Zealand Central Securities Depository Limited

Niger                      Depositaire Central - Banque de Reglement

Nigeria                    Central Securities Clearing System Limited

Norway                     Verdipapirsentralen (Norwegian Central Securities
                           Depository)

Oman                       Muscat Depository & Securities Registration Company,
                           SAOC


06/30/01                                   4

                                   STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                 Depositories

Pakistan                   Central Depository Company of Pakistan Limited
                           State Bank of Pakistan

Palestine               Clearing Depository and Settlement, a department
                           of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines                Philippine Central Depository, Inc.

                           Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                     National Depository of Securities
                           (Krajowy Depozyt Papierow Wartos'ciowych SA)

                           Central Treasury Bills Registrar

Portugal                   Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                 National Securities Clearing, Settlement and Depository
                        Company

                           Bucharest Stock Exchange Registry Division

                           National Bank of Romania

Russia                     Vneshtorgbank, Bank for Foreign Trade of the
                           Russian Federation

Senegal                    Depositaire Central - Banque de Reglement

Singapore                  Central Depository (Pte) Limited


06/30/01                                        5

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                 Depositories

Monetary                   Authority of Singapore

Slovak Republic            Stredisko cennych papierov

                           National Bank of Slovakia

Slovenia                   Klirinsko Depotna Druzba d.d.

South Africa               Central Depository Limited

                           Share Transactions Totally Electronic (STRATE) Ltd.

Spain                      Servicio de Compensacion y Liquidacion de Valores,
                           S.A.

                           Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                  Central Depository System (Pvt) Limited

Sweden                     Vardepapperscentralen VPC AB
                           (Swedish Central Securities Depository)

Switzerland                SegaIntersettle AG (SIS)

Taiwan - R.O.C.            Taiwan Securities Central Depository Co., Ltd.

Thailand                   Thailand Securities Depository Company Limited

Togo                       Depositaire Central - Banque de Reglement

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                     Takas ve Saklama Bankasi A.S. (TAKASBANK)


06/30/01                                        6

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                 Depositories

                           Central Bank of Turkey

Ukraine                    National Bank of Ukraine

                           Mizhregionalny Fondovy Souz

United Arab Emirates       Clearing and Depository System,
                           a department of theDubai Financial Market

Venezuela                  Banco Central de Venezuela

Zambia                     LuSE Central Shares Depository Limited

                           Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG


06/30/01                                        7


                                   SCHEDULE C

                               MARKET INFORMATION



Publication/Type of Information                 Brief Description
(scheduled frequency)

The Guide to Custody in World Markets           An overview of settlement and safekeeping procedures,
(hardcopy annually and regular website updates) custody practices and foreign investor considerations for the  markets in which State Street offers custodial
                                                services.

Global Custody Network Review                   Information relating to  Foreign Sub-Custodians
(annually)                                      in State Street's  Global Custody Network. The Review stands as an integral part of the materials that State Street
                                                provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our
                                                Foreign Sub-Custodian banks.

Securities Depository Review                    Custody risk analyses of the Foreign Securities Depositories
(annually)                                      presently  operating in Network markets. This publication
                                                is an integral part of the materials that State Street
                                                provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                             With respect to each market in which State Street offers
(annually)                                      custodial  services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub- Custodian or Foreign
                                                Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or
                                                Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                                                Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                         Copies of the contracts that State Street has entered into with
(annually)                                      each  Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin                          Information on changing settlement and custody conditions in
(daily or as necessary)                         markets where State Street offers custodial services.
                                                Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories                      For those markets where State Street offers custodial
(as necessary)                                  services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                         Informational letters and accompanying materials confirming State
(presently on a quarterly                       Street's foreign custody arrangements, including a  summary of material
basis or as otherwise necessary)                changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign
                                                Securities Depositories.
